UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 28, 2018
American Superconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-19672	04-2959321

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

114 East Main Street Ayer, Massachusetts	01432

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (978) 842-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Fiscal 2018 Executive Incentive Plan. On June 28, 2018, the Compensation Committee of the Board of Directors of American Superconductor Corporation (the “Committee”) and the Board of Directors of American Superconductor Corporation (the “Company”) approved an executive incentive plan for the Company’s fiscal year ending March 31, 2019 (“fiscal 2018”). Participants in the plan include the Company’s chief executive officer, all other current executive officers and James F. Maguire, a former executive officer who was a named executive officer in our Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission (“SEC”) on June 15, 2018. Pursuant to the plan, each participant is designated a target cash incentive amount, expressed as a percentage of the participant’s base salary. The Committee is responsible for determining the payout under the plan to each participant except the chief executive officer. The Board of Directors of the Company determines the payout under the plan for the chief executive officer, taking into account the recommendation of the Committee.
The amount of the incentive award actually paid to each participant may be less than or greater than the participant’s target cash incentive, with the amount capped at 200% of the target incentive. For each participant, individual incentive awards will be determined following the end of fiscal 2018 based on the following factors and their corresponding weightings:

•	the Company’s operating cash flow for fiscal 2018 as compared to the established target – 50%

•	the participant’s achievement of other financial objectives relating to operating income (loss), revenues and operating expenses during fiscal 2018 as compared to the established target – 30%

•	the participant’s individual and overall contribution during fiscal 2018 towards the achievement of the Company’s financial and non-financial objectives (subjective performance measure) – 20%
The following table sets forth the target cash incentive for fiscal 2018 for each current executive officer and Mr. Maguire:

Executive Officer	Title	Target Incentive as % of Base Salary	Target Incentive
Daniel P. McGahn	President and Chief Executive Officer	100%	$500,000
John W. Kosiba, Jr.	Senior Vice President, Chief Financial Officer and Treasurer	50%	$125,000
James F. Maguire	Executive Vice President, Technology	40%	$90,000

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Fiscal 2018 Executive Incentive Plan.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION
Date: July 3, 2018	By:	/s/ John W. Kosiba, Jr.
John W. Kosiba, Jr.
Senior Vice President and Chief Financial Officer

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